Exhibit 4.26
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
Letter of Offer
Sims Metal Management Limited
(Sims)
National Australia Bank Limited
(Bank)
[*] Confidential Treatment Requested

13 March 2009
The Directors
Sims Metal Management Limited
Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord St
Botany NSW 2019
Attention: Mr. Peter Ricketts
and to each other Original Borrower as listed in Schedule 1
Dear Sirs,
MULTICURRENCY REVOLVING FLOATING RATE CASH
ADVANCE FACILITY — LETTER OF OFFER
1	PRELIMINARY

1.1	Offer

National Australia Bank Limited ABN 12 004 044 937 (Bank) is pleased to offer Sims Metal Management Limited ABN 69 114 838 630 (Sims) and each other Original Borrower listed in Schedule 1 below (together with Sims, each an Original Borrower) a Facility, on and subject to:
(a)	the terms set out in this Letter of Offer; and

(b)	the terms set out in the deed entitled “Standard Terms” dated on or about the date of this Letter of Offer, between, among others, Sims and the Bank (Standard Terms).
This Letter of Offer, once accepted by Sims and the other Original Borrowers, supersedes all prior understandings and agreements (for the same Facility) between the Bank and the Original Borrowers, whether written or oral, except those specified in this Letter of Offer, the Standard Terms and the Security.
The Facility is also available to any Additional Borrower.
This Letter of Offer remains available for acceptance until 5.00pm on 31 March 2009, at which time it will lapse (Offer Expiry Date). To accept the Facility and all the terms and conditions of this Letter of Offer, please arrange for Sims and each Original Borrower to sign the accompanying copy of this letter and return it to us before the Offer Expiry Date. In this Letter of Offer, the date the last Original Borrower signs this Letter of Offer (or a counterpart) will be the Acceptance Date.
[*] Confidential Treatment Requested

2	FACILITY DETAILS
FACILITY DETAILS

2.1 Maximum amount of financial accommodation available to all Borrowers at any time during the Availability Period:	A$100,000,000.00 (as reduced, the Commitment). That maximum applies to the Borrowers as a whole and is not a limit applying to each Borrower individually.

2.2 Cancellation:	Sims may cancel all or part of the undrawn Commitment on twenty (20) Business Days’ notice to the Bank. A partial cancellation must be at least A$5,000,000 and a whole multiple of A$1,000,000. Once given, the notice is irrevocable. The Commitment reduces by the amount of any cancellation.

The Commitment will be automatically cancelled on the last day of the Term or as otherwise agreed in writing.

2.3 Margin:	The Margin is payable on Advances drawn under the Facility and will vary as set out in the following grid calculated as at the relevant time based on Total Finance Debt and EBITDA as disclosed in the most recent Financial Report provided to the Bank).

Total Finance
Debt / EBITDA Margin
[*] [*]

2.4 Nature of Facility:	The Facility is revolving.

2.5 Interest Rate:	For each Advance having an Interest Period of 7 days, 14 days or 1, 2, 3, 4, 5 or 6 months, the Base Rate (as defined in clause 9) plus the Margin (determined at the same time as the Base Rate is determined for an Interest Period) and (in the case of Advances denominated in Alternative Currencies) the Mandatory Cost, as applicable if the Bank is required to comply with any requirements of any of the Bank of England, or the Financial Services Authority (or, in either case, any other authority which replaces or all any of its functions) or the European Central Bank, as calculated under the formulae attached to this letter.

2.6 Term:	The period:

• from the Acceptance Date;

• to the date which is 2 years after the Acceptance Date, subject to extension under clause 2.7 of the terms of this Letter of Offer (Repayment Date).

2.7 Extension of Term:
(a)   On or around the date that is 1 year prior to the then current Repayment Date, the Bank may, at its option (without being obliged to do so), by notice in writing to Sims, extend the Facility by 12 months from the then current Repayment

[*] Confidential Treatment Requested

Date on such terms as determined by the Bank at the time it gives notice. Such notice will be effective upon the date stated in the notice.

(b) If the Bank does not notify Sims in writing that it chooses to extend the Facility, the then current Repayment Date will continue to apply.

2.8 Repayment:	In one sum the total of the Advances on the Repayment Date.

2.9 Fees:

- [*]	[*]

- Commitment fee	Sims must pay a fee of [*] of the applicable Margin on the relevant day, calculated on the daily amount of the undrawn portion of the Commitment from the date Sims signs this Letter of Offer, payable in arrears on the last Business Day of each calendar quarter and on the day the Commitment is cancelled (or at other intervals designated by the Bank from time to time). The Commitment Fee is calculated on actual days elapsed using a 365 day year.

2.10 Purpose:	For acquisition financing and for general corporate purposes.

2.11 Security:	s Guarantee dated on or about the Acceptance Date between Sims and others.

s The Standard Terms.
3	DRAWINGS

3.1	Facility
(a)	Sims and any Borrower can draw an Advance under the Facility on any Business Day.
(b)	If a Borrower wants a drawdown, it agrees to give a Drawdown Notice to the Bank by fax (with original to follow promptly):
(i)	for a drawing in Australian dollars, by 10.00 am (Sydney time) on the second Business Day before the Business Day it wants the drawdown at the Sydney Branch; or
(ii)	for a drawing in an Alternative Currency, by 10.00 am (Sydney time) on the third Business Day before the Business Day it wants the drawdown at the Bank’s Offshore Banking Unit through the Transaction Management Group address, copied to the Sydney Branch.
(c)	A Drawdown Notice is effective when the Bank actually receives it in legible form. An effective Drawdown Notice is irrevocable.
(d)	The currency of each Advance shall be Australian dollars, US dollars, Pounds Sterling, Euros or, subject to availability, another Alternative Currency.
(e)	The Original Dollar Amount of all outstanding Advances together with the Original Dollar Amount of any requested Advance must not exceed the Commitment.
[*] Confidential Treatment Requested

(f)	Advances in Australian dollars will be made by the Sydney Branch.
(g)	Advances in Alternative Currencies will be made by:
(i)	the Bank’s Offshore Banking Unit at the Bank’s absolute discretion, but only if the Borrower of the relevant Advance is not a resident of Australia for tax purposes and also not acting through a permanent establishment in Australia; or
(ii)	in the case where the Offshore Banking Unit does not wish to provide the relevant Advance:
(A)	the Sydney Branch, in the case of drawings in GBP;

(B)	the Sydney Branch in the case of drawings in euro; or

(C)	the Sydney Branch in the case of drawings in USD,
unless the Bank agrees otherwise.
3.2	Minimum denominations

Each Advance must have a minimum amount as follows:
(a)	if in Australian dollars, A$5,000,000; with an integral multiple of A$1,000,000;
(b)	if in US dollars, US$5,000,000; with an integral multiple of US$1,000,000;
(c)	if in Pounds Sterling, GBP5,000,000; with an integral multiple of GBP1,000,000;
(d)	if in euros, EURO5,000,000, with an integral multiple of EURO1,000,000;
(e)	if in another Alternative Currency, a minimum amount and integral multiple as advised by the Bank, or which is equal to the amount remaining for the undrawn Commitment.

Advances in no more than three (3) currencies may be outstanding at any one time.

3.3	Conditions Precedent to first drawdown

The obligations of the Bank pursuant to this Letter of Offer are subject to, and each Borrower agrees not to request the first drawdown until, the Bank has received every item listed in this clause 3.3 (“Conditions precedent to first drawdown”), each in form and substance satisfactory to the Bank:
(a)	(Bank Documents) original signed counterparts of:
(i)	this Letter of Offer;
(ii)	the Standard Terms; and
(iii)	the Group Guarantee;
signed and delivered by each party and, if required by the Bank, in each case evidence of its stamping and registration;

(b)	(Verification Certificates) in relation to each Undertaking Company, a Verification Certificate dated no earlier than the Acceptance Date;
(c)	[*]
[*] Confidential Treatment Requested

(d)	(disbursements) reimbursement for the cost of any company searches the Bank may conduct in respect of this Letter of Offer; and
(e)	(company searches) the results of all searches required by the Bank with respect to each Undertaking Company;
(f)	(Drawdown Notice) a Drawdown Notice for the Advance in the place, and by the time, required under this Letter of Offer;
(g)	(other documents) any other conditions precedent specified in a Bank Document;
(h)	(know your customer) any document or other information that the Bank requests to enable the Bank to comply with its relevant know your customer and anti-money laundering requirements in connection with the transactions contemplated by the Bank Documents; and
(i)	(other information) ensure the Bank has received all other documents and other information the Bank reasonably requests.
3.4	Conditions to all drawdowns

The Bank is not obliged to provide an Advance unless:
(a)	(Availability Period) it is to be provided during the Availability Period; and
(b)	(Commitment) the Bank is satisfied that after providing the accommodation the Commitment would not be exceeded; and
(c)	(Drawdown Notice) the Bank has received a Drawdown Notice in respect of it in the place, and by the time, required under this Letter of Offer; and
(d)	(Representations and warranties) the Bank is satisfied that the representations and warranties in clause 2 (Representations and warranties) of the Standard Terms and the statements in the Drawdown Notice are correct and not misleading at the date of the Drawdown Notice and at the date the accommodation is provided; and
(e)	(no Event of Default, Potential Event of Default, Review Event) the Bank is satisfied that no Event of Default or Potential Event of Default, or Review Event is continuing, or would result from the accommodation being provided; and
(f)	(know your customer) the Bank has received any document or other information that the Bank requests to enable the Bank to comply with its relevant know your customer and anti-money laundering requirements in connection with the transactions contemplated by the Bank Documents that it has not already received as a condition precedent to the first drawdown.
Each condition to drawdown is for the sole benefit of the Bank and may be waived by it.

3.5	The Bank’s right to draw Bills
(a)	At any time, the Bank may prepare at its cost reliquification Bills in respect of an Australian dollar Advance and deal with them as it sees fit. These Bills must mature on or before the end of the Interest Period for the Advance, and their total face amount must not be more than the total amount of principal and interest of that Advance.

(b)	For value, Sims and each other Borrower irrevocably authorises the Bank (or those authorised by it) to prepare and sign those Bills on the Borrower’s behalf, as drawer, endorser or both. Each Borrower irrevocably appoints the Bank and each Authorised Officer of the Bank individually as its attorney to draw the Bills and agrees to ratify all action taken by an attorney under this clause.
[*] Confidential Treatment Requested

(c)	The Bank will indemnify Sims and each other Borrower against any liability, loss, cost and expense in relation to the Bills. If a reliquification Bill is presented to Sims or a Borrower and it pays it, the amount of that payment will be taken to have been applied against the amounts it owes under this letter. Otherwise, the indemnity obligation will not affect a Borrower’s obligations under this letter in any way.
(d)	Sims and each Borrower must make payments in relation to an Advance even though reliquification Bills are outstanding in relation to that Advance.
4	CALCULATION OF INTEREST

4.1	Interest charges
(a)	Each Borrower agrees to pay interest on each Advance made to it for each of its Interest Periods at the applicable Interest Rate.
(b)	Interest accrues daily on each Advance from and including the first day of an Interest Period to but excluding the last day of the Interest Period at the Interest Rate.
(c)	Interest is calculated on actual days elapsed and a year of 365 days for Australian dollars and Pounds Sterling and a year of 360 days for United States dollars and Euros. For other Alternative Currencies, the basis will be advised by the Bank.
4.2	Payment of interest

Interest in respect of an Advance will be payable by the Borrower of that Advance in arrears on each relevant Interest Payment Date and on repayment or prepayment of the relevant Advance.
4.3	Notification of Interest Periods
(a)	Unless the Bank agrees otherwise, an Interest Period must be a period of 7 days or 14 days or a period of 1, 2, 3, 4, 5 or 6 months.
(b)	The relevant Borrower will select, and notify the Bank of, the Interest Period for an Advance to be made to that Borrower in the Drawdown Notice.
(c)	The relevant Borrower will select, and notify the Bank of, each subsequent Interest Period by written notice to the Branch that made the Advance by 10 am (local time) at least 2 Business Days before the end of the previous Interest Period. If the relevant Borrower fails to select a period or does not give correct notice, it will be taken to have selected one of 3 months.
4.4	When Interest Periods begin and end
(a)	An Interest Period for an Advance begins:
(i)	in the case of the first Interest Period, on the Drawdown Date; and
(ii)	in the case of each subsequent Interest Period, on the last day of the previous Interest Period.
(b)	If an Interest Period would end on a day that is not a Business Day, then it will end on the previous Business Day.
(c)	If an Interest Period begins on a date for which there is no corresponding date in the month in which it is to end, it will end on the last Business Day of that month.
[*] Confidential Treatment Requested

(d)	The relevant Borrower must select Interest Periods for Advances so that they do not expire after the Repayment Date.
5	PAYMENT OBLIGATIONS

5.1	Interest and fees

The relevant Borrower of an Advance will, and Sims will procure that such Borrower will, pay interest (in respect of that Advance) and fees as set out in this letter.

Interest on an Advance will be paid in the currency of the Advance, to the Branch that made the Advance and fees will be paid in Australian dollars to the Sydney Branch.
5.2	Rollovers
(a)	The Borrower of an Advance must repay it on the last day of its Interest Period. However, if all or part of the Advance is to be redrawn in the same currency for a further Interest Period, the amount of the Advance which is to be redrawn need not be repaid at the end of that Interest Period except as follows.
(b)	The Borrower of an Advance may switch an Advance from one currency to another at the end of an Interest Period, but only by repaying the Advance in the first currency and redrawing it in the second currency. The ability of a Borrower to redraw the Advance in the second currency will be subject to the other provisions of this letter.
5.3	Repayments and prepayments
(a)	(repayments) The Borrower of each Advance will repay the amount lent in accordance with clause 2.8 (Repayment) of this Letter of Offer, and in any event also repay each Advance at the end of its Interest Period except to the extent it is being redrawn.
(b)	(prepayments) At any time the relevant Borrower may prepay all or part of the amount lent if it gives at least 5 Business Days’ prior written notice. Once given, the prepayment notice is irrevocable and the Borrower is obliged to prepay in accordance with the notice. Partial prepayments must be in multiples of A$5,000,000 (or, if in an Alternative Currency, multiples that comply with the minimum denominations set out in clause 3.2 (Minimum Denominations). The Commitment is not reduced by amounts prepaid.
(c)	(cleandown) If at any time the aggregate of the Equivalent Amount of all Alternative Currency Advances and the amount of all Australian Dollar Advances (the Current Aggregate) exceeds 110% of the Commitment, then, if required by written notice from the Bank Sims must within the period stated in the notice (to the extent that it has borrowed an Advance) repay, or ensure that a Borrower repays, an amount sufficient to ensure that the Current Aggregate does not exceed the Commitment.
(d)	(break costs) If a Borrower repays an Advance during its Interest Period, it must pay break costs as set out below in clause 7 (Break Costs).
(e)	(method of payment) Repayments and prepayments will be made in the currency of the relevant Advance, to the relevant Branch that made the Advance or as otherwise specified by the Bank.
(f)	(redraws) Amounts repaid or prepaid may be redrawn.
[*] Confidential Treatment Requested

5.4	Method of payment

Sims and the Borrowers will make all payments as specified by the Bank. In the absence of a specific direction payments will be made to the Bank’s accounts as follows:
USD
(a)	if in US$ (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Bank)

Bank:	Citibank, New York

Account Name:	National Australia Bank

Account Number:	10920636

SWIFT:	CITIUS33
or such other account from time to time notified in writing by the Bank.

(b)	if in US$ (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Bank); or

Bank:	Citibank NA, New York

Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)

Account Number:	36244285

SWIFT:	CITIUS33
or such other account from time to time notified in writing by the Bank.
GBP
(a)	if in GBP (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Bank); or

Bank:	Royal Bank of Scotland, London

Account Name:	National Australia Bank

Account Number:	12231081

SWIFT:	RBOSGB2L
or such other account from time to time notified in writing by the Bank.

(b)	if in GBP (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Bank); or

Bank:	National Australia Bank Ltd, London

Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)

Account Number:	3000-077801-590

SWIFT:	NATAGB2L
or such other account from time to time notified in writing by the Bank.
[*] Confidential Treatment Requested

Euro
(a)	if in euro (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Bank); or

Bank:	Deutsche Bank, Frankfurt

Account Name:	National Australia Bank Limited

Account Number:	950 3954 10

SWIFT:	DEUTDEFF
or such other account from time to time notified in writing by the Bank.

(b)	if in euro (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Bank); or

Bank:	Deutsche Bank AG, Frankfurt

Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)

Account Number:	9504432

SWIFT:	DEUTDEFF
or such other account from time to time notified in writing by the Bank.

(c)	if in Australian dollars, to the following account (or as specified by the Bank); or

Bank:	National Australia Bank

Account Name:	OSA — Lending Administration — NSW

BSB:	082-036

Account Number:	79-172-6392
or such other account from time to time notified in writing by the Bank.
6	EXTERNAL CIRCUMSTANCES

6.1	Alternative Currency impracticability

If in the Bank’s opinion:
(a)	there is any change in applicable law or any change in national or international financial, political or economic conditions, currency availability, exchange rates or exchange contracts which make it impractical for a particular Advance to be denominated in the selected Alternative Currency during an Interest Period; or
(b)	any necessary government approval is not obtained,
then the Bank must notify Sims promptly,
and:
(c)	if the relevant Drawdown Notice requested that the Advance be made in Australian dollars if the relevant Alternative Currency was unavailable, or
(d)	Sims and the Bank agree,
[*] Confidential Treatment Requested

the Advance will be made in Australian dollars. Otherwise, the Drawdown Notice will be cancelled.

6.2	Market Disturbance
(a)	(Disturbance Notice) The Bank may give a notice (a Disturbance Notice) to Sims at any time (Disturbance Notice Date) if the Bank forms the view that market conditions in the relevant financial market for the currency concerned are seriously disturbed, including without limitation as a result of the conditions described in this clause 6.2 (Market Disturbance).
(b)	(Market Disturbance Premium) If the Bank gives a Disturbance Notice as a result of circumstances where, in the Bank’s opinion:
(i)	adequate and fair means are not available for fixing the Base Rate in respect of AUD or any Alternative Currency, or
(ii)	the cost to the Bank of obtaining deposits in the relevant financial market or other funds to fund an Advance exceeds the Base Rate, the Bank will, in the Disturbance Notice, notify Sims of the rate at which the Bank (acting commercially and in good faith) will charge a premium to be added to the Interest Rate in respect of Interest Periods for each Advance which commence on or after the Disturbance Notice Date, which rate will be the rate that reflects the Bank’s cost of funding the Advances from whatever sources it may reasonably select. The rate must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place (Market Disturbance Premium).
At the beginning of each calendar quarter that commences after the Disturbance Notice Date, the Bank may amend the Market Disturbance Premium that applies to new Advances advanced on or after the beginning of that calendar quarter or, in the case of existing Advances, to new Interest Periods commencing on or after the beginning of that calendar quarter.
Portions of the Market Disturbance Premium may differ for each Interest Period for an Advance and also according to which currency that Advance may be made. Despite this, the Bank need not inform any Obligor which portions of the Market Disturbance Premium relate to particular Advances, particular Interest Periods for an Advance, particular currencies for an Advance or any other factor when notifying Sims of that Market Disturbance Premium for the Facility. The Bank is not required to give Sims calculations showing how the Market Disruption Premium has been ascertained, nor is required to provide details of its business or tax affairs.
Sims agrees to pay the Market Disturbance Premium on all Advances and in respect of each Interest Period for those Advances on the relevant Interest Payment Dates during an Interest Period for that Advance provided that the Market Disturbance Premium that is to apply is advised to Sims prior to the drawdown for that Advance or the commencement of a new Interest Period.
The Bank will promptly notify Sims once it determines the circumstances requiring a Market Disturbance Premium have ceased to exist. From the time of such notice, no Market Disturbance Premium for new Advances or new Interest Periods will be payable unless a further Disturbance Notice is delivered to Sims.
Sims acknowledges and agrees the Bank has given a Disturbance Notice to it on or about the date of this Letter of Offer and that the Market Disturbance Premium will apply to the Facility and all Advances made under it in respect of the first calendar quarter during which this Letter of Offer is signed.
[*] Confidential Treatment Requested

(c)	(Alternative Arrangements) If the Bank gives a Disturbance Notice as a result of circumstances where, in the Bank’s opinion:
(i)	because of national or international financial, political or economic circumstances or exchange rates or exchange controls it is impractical for it to fund or continue to fund the Advance for the Interest Period; or
(ii)	deposits in the currency concerned are not available in the ordinary course of business to the Bank in the relevant financial market, and the Disturbance Notice relates to an Advance which has not been made, then the Bank’s obligations to make the Advance shall be suspended while it and Sims negotiate alternative arrangements. If they reach agreement within 30 days, those alternative arrangements will apply. If they do not reach agreement within that period, the Bank will be released from its obligations to make the Advance.

(d)	(Alternative Basis) If the Disturbance Notice given under paragraph (c) relates to an Advance which has been made, the Bank will maintain the Advance, and will within 30 days after giving the Disturbance Notice notify Sims of an alternative basis (Alternative Basis) for maintaining the Advance.

Sims will comply with the Alternative Basis. The Bank and Sims will consult monthly while the Alternative Basis is in force, and if the circumstances which justified the establishment of the Alternative Basis cease to apply, the Bank will revoke the Alternative Basis as promptly as practicable.

An Alternative Basis may include, in the Bank’s absolute discretion:
(i)	alternative currencies;
(ii)	alternative Interest Periods; or

(iii)	alternative methods of fixing the interest rate.
7	BREAK COSTS

If for any reason a Borrower repays an amount of an Advance during an Interest Period, then it must pay an amount certified by the Bank to be its break costs within 2 Business Days of demand. The Bank’s break costs are the amount determined by it to be the costs incurred by it (including loss of margin, and the cost of liquidating or redeploying deposits), by reason of the repayment of the Advance.

8	GOVERNING LAW & JURISDICTION

This letter is governed by New South Wales law. Sims and the Borrowers accept the non-exclusive jurisdiction of the courts having jurisdiction there.

9	INTERPRETATION

9.1	Definitions

Acceptance Date has the meaning given in clause 1 of this Letter of Offer.

Advance means the outstanding principal amount of a drawdown made under the Facility.
[*] Confidential Treatment Requested

Alternative Currency means:
(a)	US dollars, Pounds Sterling or euro; or

(b)	any other currency (excluding Australian dollars) agreed by the Bank in its absolute discretion which is freely transferable and convertible into US dollars.
A$, AUD or Australian dollars means the lawful currency of Australia.
Availability Period means the period from the Acceptance Date until the Repayment Date.
Base Rate means:
(a)	in relation to Australian dollars, BBR;

(b)	in relation to US dollars and Pounds Sterling, LIBOR;

(c)	in relation to euro, EURIBOR; and

(d)	in relation to other Alternative Currencies, the rate notified by the Bank to Sims or the Borrower as the Bank’s funding rate for making loans in the currency concerned for the relevant Interest Period.
BBR means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the Reuters BBSY page of the Reuters Monitor System on the first day of that Interest Period, except in respect of Advances which have a tenor of 7 days or 14 days, BBR will be the average bid rate for Bills having a tenor of 30 days. However, if:
(a)	the average bid rate for the relevant tenor described above is not displayed by 10.30 am on that day or if it is displayed but there is an obvious error in that rate, BBR means the rate set by the Bank in good faith at approximately 10.30 am on that day, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time (including any displayed on the “BBSW” page of the Reuters Monitor System). The rate set by the Bank must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place; or

(b)	the basis on which those rates are displayed is changed to one which, in the Bank’s opinion, does not reflect its cost of funding the Advance, then BBR will be the rate calculated by the Bank as its cost of raising deposits in Australian Dollars for a term comparable to the Interest Period from leading banks in the Australian Interbank Market.
Branch means the Sydney Branch and the Offshore Banking Unit, as the case may be.
Business Day means despite the terms of the Standard Terms, in relation to the drawing of Advances and the making of payments of principal and interest in respect of those Advances:
(a)	for Advances made by the Offshore Banking Unit a weekday:
(i)	on which the relevant financial markets are open in Melbourne;
(ii)	on which the Offshore Banking Unit is open at its address in Melbourne;

(iii)	(in relation to any date for payment or purchase of a currency other than euro) on which banks are open for business in the principal financial centre for the relevant currency; and

(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;
but in any case not a day which is a public holiday or bank holiday in:
[*] Confidential Treatment Requested

(A)	Melbourne; or
(B)	the country of the currency of the Advance; and
(b)	for Advances made by Sydney Branch a weekday:
(i)	on which the relevant financial markets are open in Sydney;

(ii)	on which the Sydney Branch is open at its address in Sydney;

(iii)	(in relation to any date for payment or purchase of a currency other than euro) on which banks are open for business in the principal financial centre for the relevant currency; and

(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;
but not a day which is a public holiday the country of the currency of the Advance,
(for Australian dollar Advances made by the Bank, Sydney and for purposes not connected with the Sydney Branch) means a weekday on which the Bank is open at its address in Sydney referred to above.
Commitment has the meaning given to it in clause 2.1 of this Letter of Offer.
Disturbance Notice has the meaning given to it in clause 6.2 of this Letter of Offer.
Drawdown Date means the date on which an Advance is, or is to be, made.
Drawdown Notice means a notice in the form set out in Schedule 3 to this Letter of Offer (properly completed and executed and containing the information and representations and warranties set out therein).
Equivalent Amount means, on any date, in relation to an amount in an Alternative Currency, the equivalent of that amount in Australian dollars, determined by reference to the Bank Sydney’s spot rate of exchange for buying Australian dollars with the Alternative Currency two (2) Business Days before that date. For purposes of determining the unused portion of the Commitment, the Equivalent Amount shall be determined at the Drawdown Date and the first day of each subsequent Interest Period.
Extension Request means a completed notice in writing, substantially in the form of, and containing the information and representations and warranties set out in, schedule 4 (“Extension Request”) and signed by an Authorised Officer of Sims.
EURIBOR in relation to any Advance denominated in Euro and for a period means (unless otherwise agreed):
(a)	the percentage rate per annum determined by the Banking Federation of the European Union for Euro and the relevant period displayed on the EURIBOR page of the Reuters screen; or
(b)	subject to the final paragraph below, if the screen rate specified in paragraph (a) above is not available for the period of the Advance, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Bank at its request quoted by at least three Reference Banks to leading banks in the European inter-bank market, as of 11.00am (Brussels time) two TARGET Days before the first day of the period for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Advance.
[*] Confidential Treatment Requested

The relevant inter-bank market for Euro and EURIBOR is the inter-bank market for Euro operating in the United Kingdom and those member states of the European Union that have adopted the single currency in accordance with legislation of the European Union relating to European Monetary Union.
For the purposes of paragraph (b), other than in respect of a period of less than one month, if the rate is not available only as a consequence of the relevant period not having a tenor quoted on the relevant screen page, then the rate will be determined by the Bank through the use of straight line interpolation by reference to two rates, one of which shall be determined as if the period were the period of time for which rates are available next shorter than the length of the period and the other of which shall be determined as if the period were the period of time for which rates are available next longer than the length of the period.
euro and € means the single lawful currency of a Participating Member State.
Facility means the facility made available under this Letter of Offer.
Interest Payment Date means each 90th day during, and the last day of, an Interest Period.
Interest Period means each period selected in accordance with clause 4.3 (Notification of Interest Periods) of this Letter of Offer.
Interest Rate means the interest rate set out in clause 2.5 (Interest Rate) Letter of Offer.
LIBOR in relation to an Interest Period means the offered rate for deposits in USD or GPB for a period comparable to the relevant Interest Period which appears on Reuters Screen LIBOR01 at or about 11.00am (London) time 2 Business Days before the first day of the Interest Period (or, for Pounds Sterling on the first day of the Interest Period). If, however, there are no rates displayed for a term comparable to that Interest Period, or the basis on which those rates are displayed is changed to one which, in the Bank’s opinion, does not reflect its cost of funding the Advance, then LIBOR will be the rate calculated by the Bank as its cost of raising deposits in that currency for a term comparable to the Interest Period from leading banks in the London Interbank Market.
Offshore Banking Unit means the Bank’s offshore banking unit located at the date of this agreement in Melbourne.
Original Dollar Amount means, in relation to an Australian dollar Advance, the Australian dollar amount specified for that Advance, and in relation to an Alternative Currency Advance the Equivalent Amount on its Drawdown Date and the first day of each subsequent Interest Period (whether an Interest Period for that or any other Advance) as reduced from time to time by the Equivalent Amount of repayments or prepayments.
Participating Member State means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to the European monetary Union.
Pounds Sterling, Sterling, British pound, GBP and £ refer to the lawful currency of the United Kingdom.
Reference Banks means:
(a)	BNP Paribas;

(b)	Calyon;

(c)	HSBC Bank plc; and

(d)	The Royal Bank of Scotland plc.
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Repayment Date has the meaning given in clause 2.6 of this Letter of Offer.

Standard Terms has the meaning given to that phrase in clause 1.1 of this Letter of Offer.

Sydney Branch means the Sydney Branch of the Bank.

TARGET means Trans-European Automated Real-Time Gross Settlement Express Transfer payment system.

TARGET Day means any day on which TARGET is open for the settlement of payments in euro.

United States dollars, USD or US$ refer to the lawful currency of the United States of America.

9.2	Interaction with the Standard Terms
(a)	Each Borrower acknowledges that this is a Bank Document for the purposes of the Standard Terms.
(b)	On execution of this Letter of Offer, the provisions of the Standard Terms (subject to paragraph (d) below) are incorporated into this Letter of Offer.
(c)	A term which has a defined meaning (including by reference to another document) in the Standard Terms has the same meaning when used in this Letter of Offer unless it is expressly defined in this Letter of Offer, in which case the meaning in this Letter of Offer prevails.
(d)	Where a conflict arises between a provision of the Standard Terms and this Letter of Offer, the Standard Terms will prevail unless the provision in this Letter of Offer includes words substantially to the effect of “Despite the terms of the Standard Terms”, in which case the relevant provision of this Letter of Offer prevails.
SIGNED for NATIONAL AUSTRALIA BANK LIMITED by its Authorised Officer
_____________________
Mino Piredda
Director, Industrials
Institutional Banking
nab Capital, A division of National Australia Bank Limited
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SCHEDULE 1 — ORIGINAL BORROWER

jurisdiction of
incorporation / registration /
NAME OF COMPANY	corporation number	organisation
Sims Metal Management Limited	ACN 114 838 630 ABN 69 114 838 630	Australia
Sims Group Australia Holdings Limited	ACN 008 634 526 ABN 37 008 634 526	Australia
Sims Group UK Limited	3242331	United Kingdom
Sims Group UK Holdings Limited	2904307	United Kingdom
Mirec BV	17073024	The Netherlands
Sims Recycling Solutions AB	N/A	Sweden
Sims Group USA Corporation	N/A	Delaware
Sims Group Global Trade Corporation	N/A	Delaware
North Carolina Resource Conservation, LLC	N/A	North Carolina
Sims Group USA Holdings Corporation	N/A	Delaware
Schiabo Larovo Corporation	N/A	Delaware
Simsmetal East LLC	N/A	Delaware
Simsmetal West LLC	N/A	Delaware
Metal Management, Inc.	N/A	Delaware
Metal Management Alabama, Inc.	N/A	Delaware
Metal Management Arizona, L.L.C.	N/A	Arizona
Metal Management Connecticut, Inc.	N/A	Delaware
Metal Management Memphis, L.L.C.	N/A	Tennessee
Metal Management Midwest, Inc.	N/A	Illinois
Metal Management Mississippi, Inc.	N/A	Delaware
Metal Management Northeast, Inc.	N/A	New Jersey
Metal Management Ohio, Inc.	N/A	Ohio
Metal Management West, Inc.	N/A	Colorado
Proler Southwest LP	N/A	Texas
Metal Dynamics Detroit LLC	N/A	Delaware
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SCHEDULE 2 — FORM OF DRAWDOWN NOTICE
TO:	National Australia Bank Limited Level 24 255 George Street Sydney NSW 2000 Fax: +61 2 9237 1888

Attention: Director, Industrials

[in the case of an Alternative Currency] with a copy to:

National Australia Bank Limited Transaction Management Group Level 31 500 Bourke Street Melbourne Victoria 3000 Fax: +61 3 8641 3590 Email: tmg@nab.com.au

Attention: Lisa Allen
[Date]
Drawdown Notice — A$100,000,000.00 Multicurrency Revolving Floating Rate Cash Advance Facility — Letter Of Offer Dated [•] March 2009 between National Australia Bank Limited, Sims Metal Management Limited and Others (“Facility Letter”)
I refer to the Facility Letter.
I am authorised to give this notice1, which is irrevocable, on behalf of the [Sims as agent for the Borrower] / [Borrower] referred to below.
Under clause 3.1 (“Facility”) of the Facility Letter, we wish to draw under the Facility:
(a)	the requested Drawdown Date is [ ];

(b)	the amount of the proposed drawdown is2 A$[*] / GBP [*] / USD [*] / EURO [*] / [other Alternative Currency] [*] on [a Business Day][3];

(c)	with an initial Interest Period of [ ][4]
[If [Alternative Currency] is not available please provide the Advance in Australian dollars].
The Loan [is intended / is not intended] to be utilised for the purposes of any Australian business covered by the Borrower and the Borrower [is / is not] resident in Australia for tax purposes or acting through a permanent establishment in Australia.
The Borrower represents and warrants that the representations and warranties in the Standard Terms by the Borrower in the letter are true, correct and not misleading as of today.
No Event of Default has occurred. No breach or other Potential Event of Default has occurred.
The Borrower has [has not] complied with its undertakings in the Facility Letter.

[1]	All items must be completed.

[2]	The amount of the proposed drawdown must be a minimum amount as specified in clause 3.2 (Minimum Denominations) of the Facility Letter, with an integral multiple of the amount specified in that same clause.

[3]	Must be a Business Day within the Availability Period.

[4]	Must be an Interest Period as set out in clause 4.3 (Notification of Interest Periods) of the Facility Letter.
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Please pay the drawing as follows:
Account number:   [            ]
Account name:       [            ]
Bank:                      [            ]
Branch:                   [            ]
BSB:                       [            ]
The Borrower represents and warrants that the representations and warranties in the A$ Loan Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.
The “Interpretation” clause of the Facility Letter applies to this notice as if it was fully set out in this notice (including those defined terms in that “Interpretation” clause incorporated into that clause by reference to another Bank Document).
Dated [*]
_____________________
SIGNED for [name of Borrower]
[To be signed by Authorised Officer whose signatures and status have been verified to the Bank].
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SCHEDULE 3 — MANDATORY COST FORMULAE
1.	The Mandatory Cost is an addition to the interest rate to compensate lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Bank shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below.

3.	The Additional Cost Rate will be calculated as follows:
(a)	in relation to a sterling Advance:
(b)	in relation to an Advance in any currency other than sterling:
Where:
A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Advance.

C	is the percentage (if any) of Eligible Liabilities which the Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Bank on interest bearing Special Deposits.

E	is the rate of charge payable by the Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per £1,000,000 of the Fee Base of that Lender.
For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)	“Fees Regulations” means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and
(c)	“Fee Base” has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.
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4.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

5.	If, in the reasonable opinion of the Bank, the above formulae or definitions are incorrect or erroneous or inapplicable, the Bank is entitled by notice to Sims to change the relevant formulae or definitions so as to ensure that the Additional Cost Rate is sufficient to compensate the Bank for the cost of compliance with (a) the requirements of the Bank of England, the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank (or any other authority which replaces all or any of its function).

6.	Bank may from time to time, after consultation with Sims determine and notify to Sims any amendments which are required to be made to this attachment in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on Sims and the Borrowers.
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Signed by
Sims Metal Management Limited
in accordance with section 127(1) of
the Corporations Act 2001 (Cwlth)
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
[*] Confidential Treatment Requested

Signed by
Sims Group Australia Holdings Limited
in accordance with section 127(1) of
the Corporations Act 2001 (Cwlth)
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
[*] Confidential Treatment Requested

Signed by
Sims Group UK Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
[*] Confidential Treatment Requested

Signed by
Sims Group UK Holdings Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
[*] Confidential Treatment Requested

Signed by
Mirec BV
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
[*] Confidential Treatment Requested

Signed by
Sims Recycling Solutions AB
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
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Executed by
Sims Group USA Corporation
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Sims Group Global Trade Corporation
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
North Carolina Resource Conservation, LLC
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Sims Group USA Holdings Corporation
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Schiabo Larovo Corporation
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Simsmetal East LLC
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Simsmetal West LLC
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Metal Management, Inc.
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Metal Management Alabama, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Arizona, L.L.C.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Connecticut, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Memphis, L.L.C.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Midwest, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Mississippi, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Northeast, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management Ohio, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Metal Management West, Inc.
by its officer

Signature of officer

Name of officer (please print)
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Executed by
Proler Southwest LP
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested

Executed by
Metal Dynamics Detroit LLC
by its officer

Signature of officer

Name of officer (please print)
[*] Confidential Treatment Requested